Exhibit 99.1

Thomas Weisel Partners Group, Inc. Announces Appointment of Chief Financial Officer
and Schedules Second Quarter 2008 Earnings Results Conference Call

San Francisco, July 7, 2008 - Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) (TSX: TWP) announces that its Chief Financial Officer search is completed and that Shaugn Stanley, the interim Chief Financial Officer, will be appointed Chief Financial Officer and will become a member of the Executive Committee. Supporting Mr. Stanley in the finance department, Keith Harris, the prior Chief Financial Officer of Westwind Partners, will become Chief Operating Officer of TWP Canada and the firm’s Treasurer, and Ryan Stroub, previously the Head of Finance, will become the Chief Accounting Officer.

“I am delighted to accept the position as Chief Financial Officer. The firm continues to maintain a strong balance sheet with substantial liquidity. As of May 31, 2008, the available cash is approximately $130 million, an increase of $19.5 million from $110.5 million reported at the end of the first quarter. As of the end of the second quarter of 2008, these amounts have not changed materially from May 31, 2008. The firm’s excess regulatory capital as reported in its most recent regulatory filings is $70 million, up substantially from $43 million in excess regulatory capital as of the end of the first quarter. In addition, during the second quarter, we retired a $2.8 million secured financing due in December 2008. Our only remaining debt was issued in conjunction with our initial public offering in exchange for equity interests and is not due until 2011. Finally, having completed our previously announced headcount reductions and other related expense reductions, we believe we are well positioned to benefit from a return to a more normal market environment” said Mr. Stanley.

Second Quarter 2008 Earnings Conference Call Information

Thomas Weisel Partners will host a second quarter 2008 earnings results conference call on Wednesday, July 30, 2008 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive
Officer, Thomas W. Weisel, and President and Chief Operating Officer, Lionel F. Conacher, by dialing (888) 221-3915 (domestic) or (913) 312-6670 (international). The confirmation code for both the domestic and international lines is: 1408823.

A live web-cast of the call, as well as the company’s results, will be available through the Investor Relations/Webcasts section of www.tweisel.com, which can also be accessed directly at:

http://www.tweisel.com/AboutUs/InvestorRelations/Webcasts

To listen to the live call, please go to the web-site at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available through the above-referenced web-site one hour following the call through August 13, 2008.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners Group, Inc. generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Calgary, Chicago, Cleveland, Denver, New York, Portland, Silicon Valley, Toronto, London, Mumbai and Zurich. For more information, please visit www.tweisel.com.

Investor Relations Contact:   Media Contact:
Deborah Lightfoot                                Amanda Gaines-Cooke
415-364-2500                                          415-364-2500
investorrelations@tweisel.com          amandagainescooke@tweisel.com